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                                                                    EXHIBIT 23.4

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


CONSENT OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

We hereby consent to the use of our name under the heading "Validity of Securities" in the prospectus which forms a part of this Registration Statement of North Fork Bancorporation, Inc. on Form S-3. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

November 19, 1997